Exhibit 10.16

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”) is made and entered into as of June 28, 2024 (the “Effective Date”), by and among Real Messenger Holdings Limited, a Cayman Islands exempted company (the “Company”), and the investors named below (each, a “Holder” and collectively, the “Holders”). The Company and the Holders may be referred to herein individually as a “Party” and collectively as the “Parties”.

In consideration of the mutual promises and covenants contained in this Agreement, the Parties agree as follows:

1. Sale of Notes. Subject to the terms and conditions of this Agreement, the Company shall issue to each Holder, and each Holder shall purchase, a promissory note substantially in the form attached hereto as Exhibit A, incorporated by reference herein (each, a “Note” and collectively, the “Notes”) in the principal amount set forth beside the Holder’s name on its counterpart signature page to this Agreement. The Company has authorized the issuance of any principal amount of Notes up to a maximum aggregate principal amount of $7,000,000 (subject to increase to $8,000,000 in the Company’s discretion) (as applicable, the “Maximum Amount”), in a series of Notes denominated Series 2024A. The Company shall maintain a confidential register of Holders; provided, however that the Company will make such register available to Holders requesting it for a proper purpose (as determined by the Company in its reasonable discretion or as required by law. All dollar amounts herein refer to United States dollars.

1.1 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, officer, director or trustee of such Person or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(d) “Holder” means each of the investors who is initially a party to this Agreement.

(e) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of Thomas Ma of a particular fact or matter, as well as the specific knowledge that each such individual would reasonably be expected to have acquired after due inquiry (it being understood that in no circumstance shall “due inquiry” require more than inquiry that would be reasonable in the capacity of a responsible direct managerial employee).

(f) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(g) “Person” means any individual, corporation, partnership, trust, corporation, association or other entity.

(h) “Requisite Holders” means Holders of Notes representing seventy-five percent (75%) of the face amount of all of the Notes outstanding.

(i) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. The Closing.

(a) The purchase and sale of the Notes will take place via the exchange of documents and signatures remotely on the Effective Date, or at such other time and place as the Parties mutually agree upon (each of which time and place is referred to as a “Closing”).

(b) At each Closing:

(i) Each Holder purchasing Notes at such Closing will deliver to the Company payment in full for its Note in the amount set forth opposite such Holder’s name on the Holder’s counterpart signature page to this Agreement, which such Holder agrees to purchase at such Closing by (i) a check payable to the Company’s order, (ii) a wire transfer of funds to the Company to an account separately designated by the Company in writing, or (iii) any combination of the foregoing.

(ii) The Company will deliver to each such Holder a duly executed Note in the principal amount set forth opposite such Holder’s name on the Holder’s counterpart signature page to this Agreement.

The initial Closing may occur no later than July 10, 2024, subject to extension to August 31, 2024, in the sole discretion of the Company (inclusive of any such extension, the “Outside Date”).

3. Representations of the Company. The Company hereby represents and warrants to each of the Holders that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

3.1 Organization and Standing. The Company is an exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

3.2 Capitalization.

(a) The authorized capital of the Company, immediately prior to the Closing, is as set forth on Subsection 3.2(a) of the Disclosure Schedules. All of the outstanding shares of capital stock reflected there have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company has furnished to the Holders complete and accurate copies of the Company’s memorandum of association and bylaws.

(b) Subsection 3.2(b) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of the following: (i) issued and outstanding Ordinary Shares, including, with respect to restricted Ordinary Shares, vesting schedule and repurchase price; (ii) granted options, including vesting schedule and exercise price; (iii) Ordinary Shares reserved for future award grants; and (iv) warrants or options, if any. Except for (A) the conversion privileges of the Notes to be issued under this Agreement, and (B) the securities and rights described in Subsection 3.2(a) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Ordinary Shares, or any securities convertible into or exchangeable for Ordinary Shares. All outstanding Ordinary Shares and all Ordinary Shares underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(c) None of the Company’s stock purchase agreements or option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(d) The Company has obtained valid waivers of any rights by other parties to purchase any of the Notes or the shares into which such Notes may convert.

3.3 Valid Issuance of Securities. The issuance and delivery of the Notes in accordance with this Agreement have been duly authorized by all necessary corporation action on the part of the Company. The Company shall, prior to the conversion of the Notes, reserve from its authorized but unissued equity (“Conversion Equity”) for issuance and delivery upon the conversion of the Notes, such number of shares of Conversion Equity, and shares into which the Conversion Equity is convertible for issuance upon conversion of such Conversion Equity (together with the Notes and the Conversion Equity, the “Securities”), and, from time to time, will take all steps necessary to amend its memorandum and articles of incorporation, bylaws or other charter documents to provide sufficient authorized numbers of shares of Conversion Equity issuable upon the conversion of the Notes (and shares for issuance upon conversion of such Conversion Equity). All such shares shall be duly authorized, and when issued upon any such conversion, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.

3.4 Authority for Agreements. The execution, delivery, and performance by the Company of this Agreement and each of the Notes, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary company action. This Agreement and each of the Notes have been duly executed and delivered by the Company and constitute a valid and binding obligation of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). The execution of and performance of the transactions contemplated by this Agreement and the Notes and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its memorandum and articles of incorporation (as the same may have been amended or restated prior to the date hereof), or other governing documents or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and/or the Notes, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

3.6 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; (ii) that questions the validity of this Agreement or any of the Notes or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

3.7 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its memorandum and articles of incorporation, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) in any material respect under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

3.8 Financial Statements. The Company has delivered to each Holder its audited financial statements as of March 31, 2023 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of the fiscal year ended March 31, 2024 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of interim Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2024; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate, would not have a Material Adverse Effect.

3.9 Corporate Documents. The memorandum and articles of incorporation and bylaws of the Company are in the form provided to the Holders. The copy of the minute books of the Company made available to the Holders contains minutes of all meetings of the Board of Directors and stockholders and all actions by written consent without a meeting by the Board of Directors and stockholders since the date of formation and accurately reflects in all material respects all actions by the Board of Directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

3.10 Disclosure. The Company has made available to the Holders all the information reasonably available to the Company that the Holders have requested for deciding whether to enter into this Agreement and purchase the Notes, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Holders at the Closing contains any untrue statement of a material fact, or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Holders, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to Holders of securities. The Company has caused Real Messenger Corporation to file a registration statement on Form F-4 (File No. 333-273102) (inclusive of the amendments thereto, the “Registration Statement”) with the Securities Exchange Commission regarding the business combination with Nova Vision Acquisition Corp. (the “SPAC”) , which includes the risk factors relating the business combination.

3.11 No Bad Actor. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (such disqualifications, the “Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) any “Holder”, (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any “Holder”, or (c) any director of the Company that has been designated by any “Holder”.

4. Representations of the Holders. Each Holder severally, but not jointly, represents and warrants to the Company as follows solely with respect to such Holder:

4.1 Investment. The Holder is acquiring Notes for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same and, except as contemplated by this Agreement, the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

4.2 Authority. The Holder has full power and authority to enter into and to perform this Agreement in accordance with its terms.

4.3 Experience. Holder has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

4.4 Accredited Investor. The Holder is an Accredited Investor (as defined in Rule 501(a) issued pursuant to the Securities Act).

4.5 Exemption; Restricted Securities. The Holder understands that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under applicable securities laws and that the Company’s reliance on such exemptions is predicated, in part, upon the Holder’s representations and warranties set forth herein. The Holder understands that in the absence of an effective registration statement covering the Notes, or an exemption therefrom under the applicable securities laws, such securities must be held indefinitely.

4.6 Authority for Agreement. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby, have been duly authorized by all necessary corporate or company action. This Agreement has been duly executed and delivered by the Holder and constitutes a valid and binding obligation of the Holder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

5. Covenants of the Company.

5.1 Sharing of Payments. The Company agrees that all payments to the Holders on account of the Notes shall be made ratably and proportionately on all outstanding Notes on the basis of the principal amount of outstanding indebtedness represented thereby. If, despite the provisions of this Section 5.8, any Holder shall receive any payment on the Notes in excess of its pro rata share to which it is then entitled in accordance with this Agreement, such Holder shall hold such excess payment in trust for the benefit of the parties entitled thereto and promptly pay over or deliver such excess payment to the other Holders for application in accordance with this Agreement.

6. Miscellaneous.

6.1 Indemnification. The Company shall indemnify Holder and its Affiliates and each of their respective officers, directors, employees, equity holders, and agents (each, a “Holder Indemnified Party”) against and hold each Holder Indemnified Party harmless from any and all debts, losses, Liabilities, damages, liens, taxes, penalties, costs of investigation, other out-of-pocket costs and expenses (collectively, “Losses”), suffered or incurred by such Holder Indemnified Party, arising from, or in connection with any breach of or inaccuracy in any representation or warranty of Company contained in this Agreement, a Note or any related agreement. The Holder shall indemnify the Company and its Affiliates and each of their respective managers, officers, directors, employees, equity holders, and agents (each, a “Company Indemnified Party”) against and hold each Company Indemnified Party harmless from any and all Losses suffered or incurred by such Company Indemnified Party, arising from, or in connection with any breach of or inaccuracy in any representation or warranty of Holder contained in this Agreement, a Note or any related agreement.

6.2 Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor with respect to this Note.

6.3 Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

6.4 Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

6.5 Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note and all other Notes issued as part of Series 2024A may be amended or waived with the written consent of the Company and the Majority Holders. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that (i) no such amendment shall reduce the principal of or interest rate on any Note without the consent of the Holder thereof and (ii) the failure to give such notice shall not affect the validity of such amendment or waiver.

6.6 Governing Law. This Note shall be governed by and construed under the laws of the Cayman Islands, as applied to agreements among Cayman Islands residents, made and to be performed entirely within the Cayman Islands, without giving effect to conflict of laws principles.

6.7 Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

6.8 Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf, Docusign or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.9 Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

6.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.

6.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

6.12 Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

6.13 Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company or to accept this Note in lieu of the Original Note.

6.14 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

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IN WITNESS WHEREOF, the parties hereto have signed this Convertible Note Purchase Agreement as of the date first above written.

COMPANY:

Real Messenger Holdings Limited

By:
Name:	Thomas Ma
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have signed this Convertible Note Purchase Agreement as of the date first above written.

HOLDER:

Name of Holder:	[*]

By:
Name:
Title:

	Address:	[*]

EXHIBIT A

Form of Convertible Promissory Note

(see attached)

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Noteholder:	[__________________]
Note Series:	2024A
Date:	July 8, 2024
Original Principal Amount:	US$[_________________]

For value received Real Messenger Holdings Limited, a Cayman Islands exempted company (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder” or “Purchaser”) the principal amount set forth above, without interest. All principal and any other amounts due hereunder shall be due and payable on ________ 2025 (the “Maturity Date”).

1. Basic Terms.

a. Series of Notes. This convertible promissory note (the “Note”) is issued as part of a series of notes designated by the Note Series above (collectively, the “Notes”) to certain persons and entities (collectively, the “Holders” or “Purchasers”). The Company shall maintain a ledger of all Holders. As of the date hereof, the Company intends to issue Notes in this Note Series with an aggregate initial principal balance of $7,000,000; provided, however, the Company reserves the right to increase such amount to up to an aggregate initial principal balance of $8,000,000.

b. Payments. All payments hereunder shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued amounts other than principal (if any), and thereafter to principal.

c. Prepayment. The Company may prepay this Note prior to the Maturity Date, provided, however, that any such prepayment shall be applied ratably to all of the Notes.

2. Conversion and Repayment.

a. Automatic Conversion on Business Combination. In the event of a business combination transaction involving the Company and a special purpose acquisition company (a “SPAC”) (the “de-SPAC Transaction”), the Company shall require that the SPAC assume each of the Notes and then immediately assume each of the Notes, and then outstanding Conversion Amount shall automatically be converted into a number of Conversion Shares (rounded down to the nearest whole number) calculated by dividing (a) the Conversion Amount by (b) the Conversion Rate. For purposes of this Note, “Conversion Shares” means shares of common stock, ordinary shares or the equivalent security, of the SPAC as issued in the SPAC’s initial public offering, and “Conversion Rate” means, for every $5.00 of Conversion Amount outstanding at the time of conversion, one Conversion Share; provided, however that in the event of any change in the number, type or classes of authorized shares of the SPAC (including the Conversion Shares), other than as contemplated by the definitive business combination agreement or merger agreement (as applicable, the “Business Combination Agreement”) or any agreement contemplated by the Business Combination Agreement, shall occur between the date hereof and immediately prior to the closing under the Business Combination Agreement by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Conversion Rate shall be equitably adjusted to reflect such change..

b. Automatic Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its equity securities (as applicable “Equity Securities”) to one or more unaffiliated investors in a transaction or series of related transactions for bona fide capital raising purposes in a single priced financing resulting in aggregate gross proceeds to the Company of at least $8,000,000, excluding the outstanding amount of convertible notes, SAFEs and any other convertible securities issued for the primary purposes of raising capital, or (2) the Company’s sale of any of its preferred stock or similar equity securities for bona fide capital raising purposes that the Requisite Holders deem to be a “Qualified Financing” (in either case, a “Qualified Financing”), then the outstanding principal amount of this Note shall automatically convert in whole without any further action by the Holder into the Equity Securities sold in the Qualified Financing at a conversion price per share (the “Conversion Price”), equal to the lesser of:

(a) the price paid per unit or share for the Equity Securities by the Investors in the Qualified Financing (excluding any conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)), and

(b) the price per unit or share equal to the quotient resulting from dividing forty-five million dollars ($45,000,000) by the number of outstanding number of ordinary shares of the Company as of the conversion date of the Note.

c. Option Conversion. At any time prior to the repayment, conversion or other satisfaction of this Note, the then outstanding principal under this Note may be converted, at the option of the Holder, into Conversion Stock upon the closing of any equity financing that does not constitute a Qualified Financing (a “Next Round Financing”). If the Holder elects to convert this Note in a Next Round Financing, the Holder shall have the option to treat such Next Round Financing as a Qualified Financing on the same terms for conversion set forth herein. In addition, at any time after the Maturity Date, but prior to the repayment, conversion or other satisfaction of this Note, the then outstanding principal under this Note may convert, at the option of the holder thereof, into the most senior series of preferred stock of the Company then outstanding at a conversion price equal to two times (2x) the original issue price of such senior series of preferred stock of the Company

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d. Payment upon Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall pay or issue to the Holder the greater of:

(a) the amount of Change of Control consideration that such Holder would have received had the balance then outstanding under the Notes been converted immediately prior to the consummation of such Change of Control into ordinary shares of the Company (“Ordinary Shares”); and

(b) an amount equal to 150% of the Conversion Amount

For purposes of this Note, a “Change of Control” means (1) the sale or exclusive licensing of all or substantially all of the assets of the Company (determined by value) in any single transaction or series of related transactions, (2) the merger, reorganization, or consolidation of the Company with or into any other entity (or any series of related mergers or acquisitions) where the stockholders of the Company immediately prior to such transaction(s) fail to own immediately following the consummation of such transactions more than a majority of the voting power of the surviving entity, or (3) any other transaction, other than a bona fide equity financing, in which 50% or more of the outstanding voting power of the Company is transferred to a single entity or affiliated group of entities; provided, however, that a de-SPAC Transaction shall not constitute a Change of Control. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

e. Procedure for Conversion. In connection with any conversion of this Note into equity, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of a Qualified Financing or a Non-Qualified Financing, all financing documents executed by the Investors in connection with such Qualified Financing or Non-Qualified Financing, as applicable). The Company shall not be required to issue or deliver the securities into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into such securities pursuant to the terms hereof, in lieu of any fractional units or shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts.

3. Events of Default.

If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of holders of more than seventy-five percent (75%) of the Notes (the “Majority Holders”), (which election and notice shall not be required in the case of an Event of Default under subsection (iii) or (iv) below), this Note shall accelerate and all principal shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a) A breach by the Company of any undertaking in this Note which is not cured within thirty (30) days written notice thereof;

(b) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or other amounts due under this Note on the date the same becomes due and payable which is not cured within fifteen (15) days written notice thereof;

(c) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(d) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

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Upon the occurrence and during the continuance of any Event of Default hereunder, the principal balance hereof shall accrue interest ten percent (10%) per annum, compounded monthly, calculated using the actual number of days elapsed and a 365-day year. Any such interest shall be due and payable at any time that principal is due hereunder.

4. Miscellaneous Provisions.

a. Indemnification. The Company shall indemnify Holder and its Affiliates and each of their respective officers, directors, employees, equity holders, and agents (each, a “Holder Indemnified Party”) against and hold each Holder Indemnified Party harmless from any and all debts, losses, Liabilities, damages, liens, taxes, penalties, costs of investigation, other out-of-pocket costs and expenses (collectively, “Losses”), suffered or incurred by such Holder Indemnified Party, arising from, or in connection with any breach of or inaccuracy in any representation or warranty of Company contained in this Note or any related agreement. The Holder shall indemnify the Company and its Affiliates and each of their respective managers, officers, directors, employees, equity holders, and agents (each, a “Company Indemnified Party”) against and hold each Company Indemnified Party harmless from any and all Losses suffered or incurred by such Company Indemnified Party, arising from, or in connection with any breach of or inaccuracy in any representation or warranty of Holder contained in this Note or any related agreement.

b. Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor with respect to this Note.

c. Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

d. Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount shall be issued to, and registered in the name of, the transferee. Payments shall be made solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay principal pursuant hereto.

e. Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note and all other Notes issued as part of Series 2024A may be amended or waived with the written consent of the Company and the Majority Holders. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that (i) no such amendment shall reduce the principal on any Note without the consent of the Holder thereof and (ii) the failure to give such notice shall not affect the validity of such amendment or waiver.

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f. Governing Law. This Note shall be governed by and construed under the laws of the Cayman Islands, as applied to agreements among Cayman Islands residents, made and to be performed entirely within the Cayman Islands, without giving effect to conflict of laws principles.

g. Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

h. Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf, Docusign or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

i. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

j. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.

k. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

l. Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

m. Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company or to accept this Note in lieu of the Original Note.

n. Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

[Signature pages follow]

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The parties have executed this Convertible Promissory Note as of the date first noted above.

COMPANY:

Real Messenger Holdings Limited

By:	EXHIBIT – DO NOT SIGN
Name:	Thomas Ma
Title:	Chief Executive Officer

The parties have executed this Convertible Promissory Note as of the date first noted above.

HOLDER:

Name of Holder:	[NOTEHOLDER NAME]

	By:	EXHIBIT – DO NOT SIGN
Name:
Title:

Address:

EXHIBIT B

Disclosure Schedule

Section 3.2(a) – Authorized Capital

The authorized share capital of the Company is US$50,000.00, divided into 500,000,000 Ordinary Shares, comprised of 496,000,000 authorized Class A Ordinary Shares, of which 900,000 are issued and outstanding, and 4,000,000 authorized Class B Ordinary Shares, of which 3,600,000 are issued and outstanding as of the date hereof.

Section 3.2(b) – Capitalization

Stock Ownership

Shareholder	Class A Ordinary Shares	Class B Ordinary Shares	Percentage Interest
Bloomington DH Holdings Limited (owned by Thomas Ma)	900,000	2,400,000	73.33%
Edinburgh DH Holdings Limited (owned by Kylie Ko)	0	1,200,000	26.67%
TOTAL:	900,000	3,600,000	100.00%

Options: None

Warrants: None

Convertible Notes: Assuming that the offering is subscribed in full, the Company will have outstanding convertible notes from this offering of $7,000,000 (or $8,000,000, if the Company elects to increase the amount to be raised in this offering).

In late 2023, the Company issued convertible notes in its Series 2023A convertible note offering, in the aggregate original principal amount of $5,000,000, all of which notes remain outstanding as of the date hereof.